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                                   EXHIBIT 5.1
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                                  PERKINS COIE
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
          1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                TELEPHONE: (206) 583-8888 FACSIMILE (206)583-8500

                                  July 31, 1996

Alaska Air Group, Inc.
19300 Pacific Highway South
Seattle, Washington  98188

         RE: REGISTRATION ON FORM S-8 OF SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF ALASKA AIR GROUP, INC. (THE "COMPANY")

Gentlemen and Ladies:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 670,000 shares of Common Stock, $1.00 par value per share, of the Company (the "Shares"), which are to be issued pursuant to the Alaska Air Group, Inc. 1996 Long-Term Incentive Equity Plan (the "Plan").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrars of the Shares, issuance thereof by the Company and receipt of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                  Very truly yours,

                                  PERKINS COIE